UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 8, 2013
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.
Atlanta, GA 30309
(Address and zip code of principal executive offices)
(866) 952-1647
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

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☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2013, the Management Resources and Compensation Committee (the “Committee”) of the Board of Directors of DLH Holdings Corp. (the “Company”) approved for the Company’s named executive officers (the “Executive Officers”) equity awards under the Company’s 2006 Long Term Incentive Plan, as amended (the “2006 Plan”) based upon individual and corporate performance during the fiscal year ended September 30, 2013. The stock options (i) have a ten-year term, (ii) have an exercise price equal to the fair market value of the Company’s common stock as determined pursuant to the 2006 Plan, as reported on NASDAQ, on the date of grant ($1.395), and (iii) vest as follows:

(a) 50% of the options granted will vest at such time as the Company’s common stock has a closing price of at least $3.00 per share for ten (10) consecutive trading days; and

(b) 50% of the options granted will vest on the achievement of certain financial and/or business performance objectives as determined by the Committee for the fiscal year ending September 30, 2014.

With respect to the portion of the options subject to the vesting condition described in clause (b) above, the actual number of options vested will be based on the actual performance level achieved by the Company for the fiscal year ending September 30, 2014, as determined by the Committee. The table below summarizes the option awards for the Executive Officers:

Stock Option
Name and Title	Grant

Zachary C. Parker	100,000

Kathryn M. JohnBull	75,000

John F. Armstrong	75,000

Kevin Wilson	75,000
The Company intends to provide additional information regarding the compensation awarded to the named executive officers in respect of and during the year ended September 30, 2013, in the proxy statement for the Company’s 2014 annual meeting of stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Zachary C. Parker
Name: Zachary C. Parker
Title: Chief Executive Officer
Date: November 14, 2013

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